UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Amendment No. 1 to Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2021

SmileDirectClub, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39037	83-4505317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Union Street Nashville, Tennessee	37219
(Address of Principal Executive Offices)	(Zip Code)

(800) 848-7566
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name on Each Exchange on Which Registered
Class A common stock, par value $.0001 per share	SDC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.  Termination of a Material Definitive Agreement.

As previously disclosed, on May 12, 2020, SmileDirectClub, Inc. (the “Company”) and the Company’s wholly-owned special purpose subsidiary, SDC U.S. SmilePay SPV (“SPV”), entered into a Loan Agreement among SPV, as borrower, SmileDirectClub, LLC, as the seller and servicer, certain lenders, and HPS Investment Partners, LLC, as administrative agent and collateral agent, providing a five-year secured term loan facility to SPV in an initial aggregate maximum principal amount of $400.0 million, with the ability to request incremental term loans of up to an additional aggregate principal amount of $100.0 million with the consent of the lenders participating in such increase (the “HPS Credit Facility”).

On March 29, 2021, the parties under the HPS Credit Facility entered into a Payoff and Termination Agreement (the “Payoff Agreement”). Pursuant to the Payoff Agreement, SPV voluntarily repaid in full all amounts drawn under the HPS Credit Facility and terminated all commitments to lenders thereunder as of March 29, 2021. The principal amount outstanding on the loan was approximately $411.2 million, with accrued interest and fees of $2.0 million, and a make-whole amount of approximately $23.0 million.

Item 7.01. Regulation FD Disclosure.

As a result of the Payoff Agreement, the Company expects to recognize a loss on extinguishment of debt of approximately $50.0 to $60.0 million in its first quarter 2021 financial results. This loss includes the make-whole amount paid in connection with the termination of the agreement, as well as the remaining unamortized costs and unaccreted value of warrants issued in connection with the HPS Credit Facility. This loss will have no impact on the Company’s reported non-GAAP adjusted EBITDA for the first quarter 2021 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMILEDIRECTCLUB, INC.

By:	/s/ Kyle Wailes

Name:	Kyle Wailes
Title:	Chief Financial Officer

Date: April 2, 2021